EXHIBIT 2.01
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------x

In re:

                                   Chapter 11
OCEAN POWER CORPORATION,           Case No. 02-15989 (REG)

                 Debtor.

-----------------------------------x

                        CHAPTER 11 PLAN OF REORGANIZATION
                        ---------------------------------

                                          Halperin Battaglia Raicht, LLP
                                          Attorneys for the Debtor and
                                            Debtor-in-Possession
                                          555 Madison Avenue, 9th Floor
                                          New York, New York 10022
                                          (212)765-9100
                                          Attn: Alan D. Halperin, Esq.
                                                Robert D. Raicht, Esq.

                                          Arent Fox LLP
                                          Attorneys for the Official Committee
                                            of Unsecured Creditors of the Debtor
                                          1675 Broadway
                                          New York, NY 10019
                                          (212) 484-3900
                                          Attn: Schuyler G. Carroll, Esq.
                                                Andrew I. Silfen, Esq.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------x

In re:

                                   Chapter 11
OCEAN POWER CORPORATION,           Case No. 02-15989 (REG)

                 Debtor.

-----------------------------------x

                        CHAPTER 11 PLAN OF REORGANIZATION
                        ---------------------------------

            Ocean Power Corporation, Inc., the debtor and debtor-in-possession herein, and the Official Committee of Unsecured Creditors of the Debtor jointly propose the following plan of reorganization pursuant to Section 1121(a) of Chapter 11 of Title 11 of the United States Code.

                                    Article I
                                   Definitions
                                   -----------

            1.1 Meaning. For the purpose of the Plan, each of the terms set forth herein shall have the meanings ascribed below and such meanings shall be equally applicable to the singular and plural forms of the terms defined. All of the definitions and provisions contained in this Article I are, and shall be, regarded as integral, substantive and operative provisions of the Plan.

            1.2 Other Terms. A term that is used in the Plan and not defined herein, but that is defined in the Bankruptcy Code or in the Bankruptcy Rules, shall have the meaning set forth therein. Any reference contained in the Plan to a particular exhibit, paragraph or article shall be deemed to be a reference to an exhibit, paragraph or article of the Plan.

            1.3 Rules of  Construction.  The rules of construction  set forth in
Section 102 of the Bankruptcy Code shall be applicable to all of the provisions of the Plan. Without in any way limiting the foregoing, as used in the Plan, the words "includes" and "including" are without limitation.

            1.4 Exhibits and Appendices. All exhibits and appendices to the Plan are incorporated into the Plan by this reference and are a part of the Plan as if set forth in full herein.

            1.5 Definitions.

            1.5.1 "Administrative Claim" shall mean any cost or expense of administration of the Case allowed under Sections 503(b) or 507(a)(1) of the Bankruptcy Code, including all

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allowances of compensation or reimbursement of expenses to Professional  Persons to the extent allowed by the Bankruptcy Court only upon entry of a Final Order under Sections 330 and 331 of the Bankruptcy Code and the Bankruptcy Rules.

            1.5.2 "Allowed" or "Allowed Amount", when referring to a Claim or Interest, shall mean the amount of a Claim or Interest, as applicable,

            a) as set forth in the Schedules to the extent that the Schedules do not list the liability owing to such Claimant or Interestholder as disputed, contingent or unliquidated and to which no proof of claim or interest has been filed with the Bankruptcy Court or an objection filed,

            b) filed with the Bankruptcy Court on or before the Bar Date and as to which no objection to the allowance thereof has been interposed within any applicable period of limitation fixed by Final Order or the Plan,

            c) as to which any objection has been interposed, to the extent such Claim or Interest has been allowed by a Final Order, or

            d) any Claim or Interest specifically identified in the Plan as an Allowed Claim or Interest.

            1.5.3 "Amended Bylaws" shall mean the corporate bylaws of the Reorganized Debtor.

            1.5.4 "Amended Certificate" shall mean the Amended and Restated Certificate of Incorporation of the Reorganized Debtor.

            1.5.5 "Assets" shall mean all assets and property of the Debtor of any type or description, wherever located and whether acquired prior to or after the Petition Date. Notwithstanding the foregoing, the Assets shall not include the Retained Assets.

            1.5.6 "Authorized Officer" shall mean J. Michael Hopper, or such other person as may be designated by the Debtor, who shall have the authority to bind the Debtor on behalf of the Estate, to undertake the transactions required to effectuate the confirmation of the Plan, including without limitation, executing a creditor trust agreement and any documents related thereto.

            1.5.7 "Available Cash" shall mean the Cash held by Creditor Trustee in the Escrow Account, consisting of the proceeds of the Retained Assets and the Initial Investment, together with interest earned thereon.

            1.5.8 "Ballot" shall mean the form distributed to holders of Claims and Interests on which is to be indicated whether such holder accepts or rejects the Plan.

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            1.5.9  "Bankruptcy  Code"  shall mean  Chapter 11 of Title 11 of the
United States Code, 11 U.S.C. Section 101, et. seq., as amended.

            1.5.10 "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York, and any appellate or other court that is competent to exercise jurisdiction over any matter or proceeding arising in or relating to this Case.

            1.5.11 "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure in effect on the date of the Plan.

            1.5.12 "Bar Date"  shall mean March 31,  2006 at 5:00 p.m.  (Eastern
Time), the last day for the assertion of Claims that arose prior to the Petition Date as well as Claims that arose after the Petition Date through and including January 31, 2006 (except for Administrative Claims of the Professional Persons retained in the Case).

            1.5.13 "Business Day" shall mean any day on which commercial banks are open for business in New York, New York.

            1.5.14 "Case" shall mean the Debtor's case under chapter 11 of the Bankruptcy Code, Case No. 02-15989 (REG), which was commenced by the filing of a voluntary petition by the Debtor on the Petition Date.

            1.5.15 "Cash" shall mean, with respect to payments under the Plan, lawful currency of the United States of America (U.S. dollars), regular check backed by good funds, certified check, bank check or wire transfer from a domestic bank.

            1.5.16  "Claim"  shall  have  the  meaning  given  to  such  term in
Section 101(5) of the Bankruptcy Code.

            1.5.17 "Claimant" shall mean the holder of a Claim.

            1.5.18 "Class" shall mean any category of Claims or Interests as specified in Article III of the Plan.

            1.5.19 "Committee" shall mean the Official Committee of Unsecured Creditors of the Debtors appointed in this Case by the Office of the United States Trustee on December 16, 2002.

            1.5.20 "Confirmation Date" shall mean the date the Bankruptcy Court enters the Confirmation Order.

            1.5.21 "Confirmation Order" shall mean an order of the Bankruptcy Court confirming the Plan in accordance with the Bankruptcy Code.

            1.5.22 "Creditor Trust" shall mean the trust created pursuant to this Plan on the

                                        4

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Effective Date to hold  Available  Cash;  the Initial  Investment;  the Retained
Assets; the Assets; and Cash to pay administrative claims that have not been allowed as of the Effective Date.

            1.5.23 "Creditor Trust Agreement" shall mean the trust agreement that documents the powers, duties and responsibilities of the Creditor Trustee, which agreement shall be in form and substance acceptable to the Committee.

            1.5.24 "Creditor Trustee" shall mean the trustee who will manage the Creditor Trust pursuant to the terms of this Plan and the Creditor Trust Agreement and for the purposes set forth in this Plan and in the Confirmation Order.

            1.5.25 "Debtor" shall mean Ocean Power Corporation, a Delaware corporation.

            1.5.26 "DIP Facility" shall mean a debtor-in-possession financing facility, as amended from time to time, provided to the Debtor under a certain Credit Agreement, dated December 1, 2002, as approved by emergency, interim and final orders of the Bankruptcy Court dated December 5, 2002, December 20, 2002 and April 23, 2003, pursuant to Sections 105(a), 364(c) and (d) of Bankruptcy Code and Bankruptcy Rules 2002, 4001 and 9014.

            1.5.27 "Disclosure Statement" shall mean the Debtor's disclosure statement, as may be amended and modified, with respect to the Plan, as approved by the Disclosure Statement Order.

            1.5.28 "Disclosure Statement Order" shall mean the Order (a) approving the Disclosure Statement in accordance with Section 1125 of the Bankruptcy Code; (b) scheduling dates and deadlines and fixing procedures for the hearing to consider confirmation of the Plan; and (c) other relevant information.

            1.5.29  "Disputed Claim" shall mean a Claim as to which an objection
(a) has been timely filed and (b) is not the subject of a Final Order allowing or disallowing the Claim, or has not been withdrawn.

            1.5.30   "Distribution   Date"   shall   mean   the  date  on  which
Distributions are made.

            1.5.31 "Distribution" shall mean Cash, Available Cash, and New Common Stock that is required under the Plan to be distributed to a holder of an Allowed Claim or Interest.

            1.5.32 "Effective Date" shall mean the date the Confirmation Order becomes a Final Order.

            1.5.33 "Escrow Account" shall mean one or more segregated trust accounts or escrow accounts to be established by the Creditor Trustee upon the Effective Date and held by the Creditor Trustee as agent in trust, in which Available Cash is to be deposited and from which all Distributions to Claimants shall be paid pursuant to the Plan.

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            1.5.34  "Estate" shall mean the estate  created  pursuant to Section
541 of the Bankruptcy Code as of the Petition Date.

            1.5.35 "Executory Contracts" shall mean any contract or unexpired lease to which the Debtor is a party, which is capable of being assumed or rejected pursuant to Section 365 of the Bankruptcy Code.

            1.5.36 "Final Order" shall mean an order or judgment of the Bankruptcy Court or another court of competent jurisdiction in connection with the Case, which order or judgment has not been reversed, stayed, modified, amended or vacated, and (a) the time to appeal from, or to seek review or rehearing of, has expired, (b) no appeal, review, certiorari or rehearing is pending, and (c) the order has become conclusive of all matters adjudicated therefor and is in full force and effect.

            1.5.37   "Form   W-9"   shall   mean  IRS  Form  W-9  for   Taxpayer
Identification Number and Certification.

            1.5.38 "Initial Investment" shall mean the payment of $500,000 by the Plan Sponsor, no later than the Confirmation Date, to be held in the Escrow Account to be held by Creditor Trustee and disbursed in accordance with the provisions of Article IV of this Plan.

            1.5.39 "Interestholder" shall mean a holder of an Interest.

            1.5.40 "Interestholder New Common Stock" shall mean 1% of the New Common Stock to be issued to the holders of Allowed Class 4 Interests under the Plan. In the event the Debtor is required to seek confirmation under Section 1129(b) of the Bankruptcy Code, Allowed Class 4 Interests will receive no Distribution of New Common Stock under the Plan.

            1.5.41 "Interests" shall mean the rights of owners of issued and outstanding shares of stock of the Debtor, excluding rights arising from the ownership of options and warrants to acquire common stock of the Debtor, issued prior to the Petition Date.

            1.5.42 "New Common Stock" shall mean 100% of the authorized common stock of the Reorganized Debtor to be issued under the Plan.

            1.5.43 "Options and Warrants" shall mean all options and warrant to purchase stock of any class of the Debtor issued prior to the Petition Date.

            1.5.44 "Person" shall mean any individual, corporation, partnership, limited liability corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

            1.5.45 "Petition Date" shall mean December 1, 2002, the date on which the Debtor filed a voluntary petition under Chapter 11 of the Bankruptcy Code, thereby commencing the Case.

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            1.5.46 "Plan" shall mean this Plan of Reorganization.

            1.5.47 "Plan Sponsor" shall mean Trinad Capital Master Fund Ltd., the sponsor of this Plan.

            1.5.48 "Professional Fee Claim" shall mean a Claim of a Professional for compensation for services rendered, and/or reimbursement of costs and expenses incurred, after the Petition Date and prior to and including the Confirmation Date.

            1.5.49 "Priority Claim" shall mean any Claim entitled to priority in
accordance  with  Section  507(a)  of  the  Bankruptcy   Code,   other  than  an
Administrative Claim or a Priority Tax Claim.

            1.5.50 "Priority Tax Claim" shall mean any tax claim entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

            1.5.51 "Pro Rata" shall mean the proportion that an Allowed Claim or Interest in a particular Class bears to the aggregate amount of all Claims or Interests (including Disputed Claims until allowed or disallowed) in such Class.

            1.5.52 "Professional Fees" shall mean all fees, costs and expenses of Professional Persons incurred in the Case up to and including the Effective Date, which fees, costs, and expenses shall be awarded by Final Order pursuant to Sections 330, 331 or 503(b) of the Bankruptcy Code.

            1.5.53 "Professional Persons" shall mean all attorneys, accountants and financial consultants (a) retained in the Case or to be compensated by a Final Order pursuant to Sections 327, 328, 330, 503(b) and/or 1103 of the Bankruptcy Code; or (b) retained by the Creditor Trustee on or after the Effective Date.

            1.5.54 "Record Date" shall mean the date the Bankruptcy Court enters the Disclosure Statement Order.

            1.5.55 "Reorganized Debtor" shall mean the Debtor as of the Effective Date.

            1.5.56 "Retained Assets" shall mean the Debtor's Cash on hand as of the Effective Date.

            1.5.57 "Rights of Action" shall mean all choate and inchoate actions, causes of action, suits, rights of action, counterclaims, cross claims, rights of setoff and recoupment, all debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages or judgments arising under any theory of law or equity, and all claims by or against holders of Claims or Interests, including Persons having dealings, relationships or transactions with or related to the Debtor, and by or against any Person named or identified in the Schedules or any pleadings filed in the Case in favor of the Debtor or the Estate, whether or not commenced as of the Effective Date, and the proceeds thereof.

            1.5.58   "Schedules"   shall  mean  the   Schedules  of  Assets  and
Liabilities filed by the Debtor with the Bankruptcy Court pursuant to Rule 1007 of the Bankruptcy Rules, as may be amended from time to time.

            1.5.59 "Secured Claim" shall mean the claim of Algonquin Capital Management, LLC and Hibernia Capital Management, LLC, evidenced by, among other things, various promissory notes and a security agreement dated May 30, 2002.

            1.5.60 "Tax Asset Transfer Restrictions" shall mean any restrictions on the transfer of the New Common Stock contained in the Amended Certificate that are established to preserve certain tax attributes of the Reorganized Debtor.

            1.5.61 "Transfer Agent" shall mean Interstate Transfer Company.

            1.5.62 "SEC" shall mean any and all representatives and employees of the United States Securities and Exchange Commission.

            1.5.63   "United   States   Trustee"   shall   mean   any   and  all
representatives and employees of the Office of the United States Trustee, 33 Whitehall Street, New York, New York 10004.

            1.5.64 "Unsecured Claim" shall mean any Claim that is not a Claim under the DIP Facility, the Secured Claim, an Administrative Claim, a Priority Tax Claim, or a Priority Claim.

            1.5.65 "Unsecured Claim New Common Stock" shall mean 6% of the New Common Stock to be issued to the holders of Allowed Class 3 Claims under the Plan. In the event the Debtor is required to seek confirmation under Section 1129(b) of the Bankruptcy Code, Allowed Class 3 Claims will receive 4% of the New Common Stock under the Plan.

                                   Article II
         Provision for the Treatment of the DIP Facility, Administrative
        Claims, Priority Tax Claims and Fees of the United States Trustee
        -----------------------------------------------------------------

            Pursuant to Section 1123(a)(1) of the Bankruptcy Code, Claims under the DIP Facility, Administrative Claims, Priority Tax Claims and fees of the United States Trustee are not classified and are not impaired under the Plan.

            (a) The DIP Facility. The DIP Facility has been fully satisfied and nothing further shall be paid by the Debtor or its estate under the DIP Facility and the lender under the DIP Facility, in its capacity as debtor-in-possession lender, has waived any right to any payment from the Debtor or its estate.

            (b) Administrative Claims. Except to the extent that a holder of an Administrative Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Claim shall receive, in full and final settlement, satisfaction, discharge and release of its Claim, a Distribution of Available Cash in an amount equal to such Allowed Amount of such Administrative Claim on the later of the Effective Date and the date such Administrative Claim becomes an Allowed Claim, or on such other date as may be ordered by the Bankruptcy Court.

            (c) Priority Tax Claims. Except to the extent that a holder of a Priority Tax Claim agrees to a less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive, in full and final settlement, satisfaction, discharge and release of its Claim, a Distribution of Available Cash in an amount equal to such Allowed Amount of such Priority Tax Claim on the later of the Effective Date or the date such Priority Tax Claim becomes an Allowed Claim.

            (d) United States Trustee Fees. The Debtor shall pay all outstanding amounts due to the United States Trustee upon the Confirmation Date and through the Effective Date, and after the Effective Date, the Creditor Trustee shall establish and maintain an adequate reserve for fees of the United States Trustee, and shall pay fees of the United States Trustee pursuant to 28 U.S.C.
Section 1930(a)(6) until the entry of a final decree in this Case.

            (e)  Professional  Fee Claims.  On a date that is no later than five
(5) Business Days after any order allowing such Professional Fee Claim becomes a Final Order, each Holder of an Allowed Professional Fee Claim shall receive, (x) Cash equal to the unpaid portion of such Allowed Professional Fee Claim or (y) such other treatment as to which the Debtor and such Holder shall have agreed on in writing. All final requests for compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to the Debtor or the Committee prior to the Effective Date shall be filed and served so as to be received by the Authorized Officer, the Creditor Trustee, counsel to the Committee and counsel to the Debtor no later than 45 days after the Effective Date. Holders of Professional Fee Claims that do not file such requests by the applicable bar date shall be forever barred from asserting such claims against the Debtor, the Reorganized Debtor, or its successors, assigns or property.

                                   Article III
                     Classification of Claims and Interests
                     --------------------------------------

            3.1 Classes. A Claim or Interest is in a particular class only to the extent that the Claim or Interest falls within the description of that Class and is in a different Class to the extent that the remainder of the Claim or Interest falls within the description of such different Class.

                 Class 1-   Secured Claim
                 Class 2-   Priority Claims

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

                 Class 3-   Unsecured Claims
                 Class 4-   Interests
                 Class 5-   Options and Warrants

            3.2 Unimpaired Claims and Interests. Except for the holders of Class 1 and 2 Claims, all classes of Claims and Interests are impaired under the Plan.

                                   Article IV
                  Treatment of Classes of Claims and Interests
                  --------------------------------------------

            4.1 Secured Claim. Class 1 Claim consists of the Secured Claim, which is unimpaired under the Plan. On the Effective Date or as soon practical thereafter, the Secured Claim shall be satisfied, settled, discharged and released, in full, by the surrender of the pre-petition collateral, if any, securing such Claim to the holders thereof. To the extent the value of the collateral securing the Secured Claim is insufficient to satisfy the Allowed Amount of the Claim, any such deficiency shall be entitled to treatment as a Class 3 Claim hereunder. All of the collateral securing the Class 1 Claim was sold or otherwise transferred pursuant to orders of the Bankruptcy Court and, thus, there is no remaining collateral securing the Class 1 Claim.

            4.2 Priority Claims. Class 2 Claims consist of Priority Claims, which are unimpaired under the Plan. Each holder of an Allowed Priority Claim shall be satisfied, settled, discharged and released, in full, by a Distribution of Available Cash in an amount equal to such Allowed Amount of such Priority Claim, without interest, on the Effective Date or as soon practical thereafter or on the date such Claim becomes Allowed.

            4.3 Unsecured Claims. Class 3 Claims consist of Unsecured Claims, which are impaired under the Plan. Each Allowed Unsecured Claim shall be satisfied, settled, discharged and released, in full, by Pro Rata Distributions of (a) Available Cash, after payment of all Allowed Administrative Claims, Priority Tax Claims and Class 2 Claims and appropriate reserves for Disputed Claims are established for the foregoing; and (b) the Unsecured Claim New Common Stock, on the Effective Date or as soon as practical thereafter or on the date such Claim becomes Allowed. Any Unsecured Claim that does not become an Allowed Claim shall not receive any Distribution of Available Cash, Unsecured Claim New Common Stock or any other Asset and shall be deemed satisfied, settled and released in full.

            4.4 Interests. Class 4 Interests are impaired under the Plan. Each holder of an Allowed Interest shall be satisfied, settled, discharged and released, in full, by Pro Rata Distributions of the Interestholder New Common Stock, provided, however, that, if the Plan is confirmed under Section 1129(b) of the Bankruptcy Code, Class 4 Interests will receive no distribution under the Plan. All Interests shall be deemed canceled and extinguished on the Effective Date.

            4.5 Options and Warrants. Class 5 Options and Warrants are impaired under the Plan. Holders of Options and Warrants shall receive no Distributions under the Plan and shall be deemed canceled and extinguished as of the Effective Date.

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

                                    Article V
                         Means for Execution of the Plan
                         -------------------------------

            5.1 Amendment of Certificate of Incorporation and Bylaws. On the Effective Date, the Reorganized Debtor shall present the Amended Certificate and Amended Bylaws for filing with the appropriate Secretary of State as shall be necessary and appropriate to permit implementation of this Plan.

            5.2 Adoption of Amended Certificate of Incorporation and Bylaws. Confirmation of this Plan shall constitute adoption of the Amended Certificate and Amended Bylaws as of the Effective Date and approval thereof by the Bankruptcy Court; separate approval thereof by the Board of Directors of the Debtor or the Reorganized Debtor shall not be required.

            5.3 Cancellation of Existing Stock/Issuance of New Common Stock. On the Effective Date, all existing equity in the Debtor (preferred, common and/or any options or warrants in connection therewith) shall be cancelled, and on that same date, or as soon thereafter as practicable, the New Common Stock shall be issued as follows: (a) no less than 93% of the New Common Stock shall be issued to the Plan Sponsor or its designee; (b) the Unsecured Claim New Common Stock (i.e., 6% of the New Common Stock) shall be issued to the holders of Allowed Unsecured Claims; and (c) the Interestholder New Common Stock (i.e., 1% of the New Common Stock) shall be issued to the holders of Interests. In the event the Plan is confirmed under Section 1129(b) of the Bankruptcy Code, holders of Unsecured Claims will receive only 4% of the New Common Stock and Interest holders will receive no distribution under the Plan and 96% of the New Common Stock will be issued to the Plan Sponsor.

            5.4 Fractional Shares. No fractional shares of New Common Stock will be issued under this Plan. All fractional shares will be rounded up to the next whole share.

            5.5 Voting and Notice Rights. All shares of New Common Stock to be issued under this Plan shall be deemed issued as of the Effective Date, regardless of the dates on which certificates are delivered to their holders, and the holders thereof shall be entitled, commencing on the Effective Date, to vote on all matters submitted to a vote of shareholders and to notice of all matters of which shareholders are entitled to notice under applicable non-bankruptcy law.

            5.6  Transferability  of New Common Stock. To the extent provided in
Section 1145 of the Bankruptcy Code, the New Common Stock issued under this Plan, shall be exempt from the registration requirements of the Securities Act of 1933, as amended, and any state or local laws requiring the registration for offer or sale of a security or registration or licensing of an issuer, underwriter or dealer. Notwithstanding the foregoing, the New Common Stock shall be subject to the Tax Asset Transfer Restrictions.

            5.7 Exemption from Certain Transfer Taxes. Pursuant to and to the fullest

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

extent permitted by Section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer or exchange of any securities, instruments, or documents, (b) the creation of any other lien, mortgage, deed of trust or other security interest, or (c) the making or assignment of any lease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of or in connection with the Plan or the Confirmation Order shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee or similar tax, charge or expense.

            5.8 Release of Liens. On or before the Effective Date, holders of the Secured Claim shall file such notice or other public statement as is necessary or appropriate to evidence the termination of the lien formerly held by such party. In addition, the Reorganized Debtor is hereby appointed as attorney-in-fact for each party whose lien treated or created under the Plan is hereafter terminated, with full power and authority to execute on behalf of such holder any notices or other public statements necessary or appropriate to evidence the termination of such party's lien, including, those set forth in section 10.12 hereof.

            5.9 Appointment of Directors. As of the Effective Date, the individuals whose names are set forth in the Confirmation Order shall constitute the Board of Directors of the Reorganized Debtor. Thereafter, directors shall be elected by the holders of New Common Stock in accordance with the Amended Certificate and Amended Bylaws.

            5.10 Effect of Confirmation. The Confirmation Order (and any subsequent Final Orders) shall be a final determination as to the rights of all Claimants and Interestholders to participate in the Distributions under the Plan, whether or not (a) a proof of claim or interest is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) such Claim or Interest is Allowed, or (c) the holder of such Claim or Interest has accepted the Plan.

            5.11 Distribution Schedules. On the Effective Date, the Debtor will transmit Distribution Schedules which shall state a creditor's name, claim number (where applicable), whether the creditor's claim is allowed or disputed, the scheduled and/or filed claim amount and the allowed amount of the claims (where applicable) to the Creditor Trustee with respect to (a) Unsecured Claim New Common Stock to be received by holders of Class 3 Claims, and to (b) each Class of Claims to receive Available Cash under the Plan. The Creditor Trustee shall have the right to conclusively rely on the records of the Transfer Agent with respect to the holders of Interests.

            5.12 Effect of the Record Date. Distributions shall be made based upon the Distribution Schedules, Claims/Interests registry and docket, as well as the records of stock ownership as the Transfer Agent, as of the Record Date. The Creditor Trustee and the Transfer Agent and all Professionals shall have the absolute right to rely upon such records as of the Record Date, and shall bear no liability for any errors in such records, or Distributions made on account of such records.

            5.13 Objections to Claims. The Creditor Trustee shall have the right, within the first 180 days following the Effective Date, or during such additional time requested for cause shown and authorized by Final Order, to object to any and all Claims. Unless otherwise ordered by the Bankruptcy Court, or agreed to by written stipulation approved by a Final Order, or until the objection thereto is withdrawn, the Creditor Trustee may litigate the merits of each Disputed Claim until determined by Final Order. Any Claim for which no objection has been filed within the above-referenced time fixed therefor shall be deemed an Allowed Claim as defined in Section 1.5.2 above. The Creditor Trustee and the holder of any Disputed Claim may enter into a written settlement agreement to compromise such Claim, which agreement shall become effective upon entry of a Final Order approving the terms thereof.

            5.14 Claims Filed After the Confirmation Date. Any Claim filed after the Confirmation Date, other than Claims for Professional Fees, fees payable to the United States Trustee or rejection damage claims that were not required to be filed prior to the Confirmation Date, is deemed disallowed and expunged without any action on the part of the Creditor Trustee, unless the post-Confirmation Date filing of such Claim has been authorized by Final Order and the filing is in compliance with such order. In the event of a post-Confirmation Date filing that is duly authorized and timely, the Creditor Trustee shall have until (a) the date set in the Final Order for objecting to such Claim, (b) the later of 180 days following the Effective Date or 45 days following the filing of the Claim, or (c) such later date as may be requested for cause shown and authorized by Final Order, to object to such Claim.

            5.15 Withholding Taxes. The Creditor Trustee shall be entitled but shall have no obligation to deduct any federal, state or local withholding taxes from any Distribution made as reasonably appropriate. All entities holding Allowed Claims or Interests shall be required to provide any information reasonably requested to effect the withholding of such taxes, and the Creditor Trustee may withhold any distribution absent the provision of such information or further Order of the Bankruptcy Court.

            5.16 Compliance with Tax Requirements. To the extent applicable, the Creditor Trustee in making Distributions under this Plan shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all Distributions pursuant to this Plan shall be subject to such withholding and reporting requirements. The Creditor Trustee may withhold the entire Distribution due to any holder of an Allowed Claim until such time as such holder provides to the Creditor Trustee the necessary information to comply with any withholding requirements of any governmental unit. Any property so withheld will then be paid by the Creditor Trustee to the appropriate authority. If the holder of an Allowed Claim fails to provide the Creditor Trustee with any information necessary to comply with any withholding requirement of any governmental unit within sixty days after the date of first notification by the Creditor Trustee to the holder of the need for such information, then the holder's Distribution shall be treated as an unclaimed Distribution in accordance with section 5.18 hereof. The Creditor Trustee may be required to identify, by tax identification number, each holder of a Claim that receives a Distribution pursuant to the Plan. To ensure that the Creditor

Trustee has a tax identification number for each holder of a Claim, Claimants will be sent a Form W-9 (or may download one at www.irs.com). Claimants must return the completed and signed Form W-9 to the Creditor Trustee at the following address, postage pre-paid:

Creditor Trustee of Ocean Power Corporation
c/o its Attorneys
Arent Fox LLP
1675 Broadway
New York, NY 10019
Telephone: (212) 484-3900
Facsimile: (212) 484-3990
Attn: Tax Identification - Ocean Power Corporation

If a Claimant does not return the completed Form W-9 to the Creditor Trustee, the Creditor Trustee is allowed to retain Distributions to Allowed Claims until the appropriate tax identification information is provided. If the Creditor Trustee requests a tax identification number from a Claimant, and the Claimant does not respond by providing it within 60 days of the first request by the Creditor Trustee, the Claimant shall lose the right to receive a Distribution pursuant to the Plan.

            5.17 De Minimis Distributions. Notwithstanding any other provision of the Plan, the Confirmation Order or the Creditor Trustee Agreement, the Creditor Trustee shall have no obligation to make a Distribution on account of an Allowed Claim to a specific holder of an Allowed Claim if the amount to be distributed to that holder (a) does not constitute a final Distribution to such holder and (b) is valued at less than $1,000. Any undistributed amount shall be held over to the next subsequent Distribution Date and, if the amount to be distributed to the holder would never exceed a value of $50, such holder shall be excluded from receiving a Distribution. In addition, the Creditor Trustee reserves the right to request subsequent relief from the Bankruptcy Court to exclude holders from the final Distribution under the Plan to the extent that the amounts otherwise distributable to such Claimants in connection with such final Distribution would be de minimis or create undue administrative expense.

            5.18 Unclaimed Distributions. Unclaimed Distributions (including Distributions of Available Cash made by checks which fail to be negotiated and/or Distributions of New Common Stock which are returned as undeliverable to the Transfer Agent) shall be retained by the Creditor Trustee (or Transfer Agent, as appropriate) and held in trust for the beneficial holders of Allowed Claims or Interests, as the case may be, entitled thereto for a period of 90 days after the Distribution Date. Any Distribution remaining unclaimed 90 days after the Distribution Date shall be canceled (by a stop payment order or otherwise), the Claim(s) or Interest(s) relating to such Distributions(s) shall be deemed forfeited and expunged and the holder of such Claim or Interest shall be removed from the Distribution Schedule or Transfer Agent's records and shall receive no further Distributions under this Plan. Any and all canceled Distributions shall be redistributed in accordance with Article IV of this Plan. In the case of a final distribution, the Creditor Trustee may direct the Transfer Agent to escheat unclaimed distributions in accordance with applicable law.

            5.19 Mailing of Distributions. All Distributions shall be made to the holders of Allowed Claims at the address listed on their respective proofs of claim filed with the Bankruptcy Court or, if no proof of claim was filed, addresses listed by the Debtor on the Schedules or at its last address known to the Debtor or Transfer Agent. The Creditor Trustee shall not be required to ascertain the current address of the holder of any Claims whose Distribution is returned as undeliverable by the United States Postal Service.

            5.20 The Transfer Agent shall make all Distributions of New Common Stock in a manner consistent with its duties as Transfer Agent. The Transfer Agent shall act at the direction of the Creditor Trustee when directed to make a Distribution by the Creditor Trustee and the Reorganized Debtor shall cooperate with the Creditor Trustee in furtherance of the Creditor Trustee's duties and responsibilities.

            5.21 Post-Confirmation Professional Services. The Professional Persons may, from time to time, provide professional services following the Confirmation Date until the Effective Date. Such Post-Confirmation services that are performed prior to the Effective Date shall be paid from the Escrow Account within five (5) Business Days after submission of a bill to the Creditor Trustee, with a copy to the Authorized Officer on behalf of the Debtor and the Committee, as provided in section 10.4 hereof, without the need for filing an application or providing any other or further notice, provided that no objection to the payment is asserted within such period. If an objection is asserted and remains unresolved, the Professional Person may file an application for allowance with the Bankruptcy Court and such fees will be paid as may be fixed by the Bankruptcy Court. Professional Persons shall not be eligible for compensation for services provided after the Effective Date unless the Creditor Trustee has consented and the Professional Persons have executed an engagement agreement.

            5.22 Validity of Corporate  Actions.  Confirmation  shall constitute due authorization required for the full validity, enforceability and effectiveness of all transactions provided for in this Plan, notwithstanding any provisions of law which would otherwise require the approval of such transactions by the Debtor's or the Reorganized Debtor's board of directors, shareholders or other constituents. Confirmation shall constitute authorization for the Debtor's officers and directors to take all actions and execute, deliver and file all agreements, certificates, notices and other documents which (s)he deems necessary or appropriate to consummate the transactions provided for in this Plan.

            5.23 Release of the Initial Investment. On the Effective Date, or as soon thereafter as practicable, but in no event more than five (5) Business Days after the Confirmation Order becomes a Final Order, the Initial Investment (i.e., $500,000) shall be released from escrow by the Debtor's counsel and transferred to the Creditor Trustee for distribution to holders of Allowed Claims in accordance with this Plan.

            5.24 Restrictions on New Common Stock Issued to Plan Sponsor. Upon the issuance of the New Common Stock to the Plan Sponsor (or its designee), the Plan Sponsor (or its designee) shall be prohibited from selling or otherwise transferring any of the New Common Stock it receives under the Plan for a period of ninety (90) days following the occurrence of all of the following events: (a) a transaction between the Reorganized Debtor and a merger partner has been consummated, (b) a Form 8K has been filed by the Reorganized Debtor with the SEC setting forth the terms of the merger, acquisition or other transaction, with disclosures to be made on substantially the same terms as would be required by an entity filing a registration statement with the SEC, and (c) audited financials of the merger partner have been filed with the SEC.

            5.25 Transfer of Retained Assets to Creditor Trustee on the Effective Date. On the Effective Date, or as soon thereafter as practicable, but in no event more than five (5) Business Days after the Confirmation Order becomes a Final Order, the Retained Assets and Available Cash shall be transferred to and be held by the Creditor Trustee, for distribution to holders of Allowed Claims in accordance with this Plan. Notwithstanding anything contained herein to the contrary, no portion of the Retained Assets shall become property of the Reorganized Debtor. Any such Retained Assets received by the Reorganized Debtor shall be deemed received in trust for the Creditor Trustee and shall be immediately transferred to the Creditor Trustee.

                                   Article VI
                              The Creditor Trustee
                              --------------------

            6.1 Creditor Trustee. The Debtor and the Estate shall have authority to enter into a Creditor Trustee Agreement on the Effective Date to be signed by the Authorized Officer. The Creditor Trustee shall be "the representative of the estate" as contemplated by Section 1123(b)(3)(B) of the Bankruptcy Code, and shall, in addition, have those powers and duties set forth in Sections 323, 704(1), 704(2), 704(5), 704(9), 1106(a)(6) and 1106(a)(7) of the Bankruptcy
Code. The powers, rights, and responsibilities of the Creditor Trustee shall include the authority and responsibility to: (a) receive, manage, invest, supervise, and protect the Retained Assets, the Initial Investment and the Available Cash; (b) calculate and implement distributions of the Available Cash, Unsecured Claim New Common Stock and the Interestholder New Common Stock; (c) prosecute, compromise, and settle all Rights of Action and objections to Claims and Interests; and (d) pay Professional Fees of professionals retained in the Case and Allowed pursuant to any order of the Bankruptcy Court, whether such Professional Fees were incurred before or after the Effective Date. The Available Cash shall, as of the Effective Date, be transferred by the Debtor and the Plan Sponsor to the Creditor Trustee.

            6.2 Creditor Trustee's Pursuit of Rights of Action and Objections. In accordance with this Plan, the Creditor Trustee shall be authorized and empowered to object to Claims and to pursue and prosecute, to settle (on five days' notice to parties who have requested notice in this Case), or to decline to pursue such objections or Rights of Action. The Creditor

Trust shall be substituted as the real party-in-interest in any such action or objection commenced by the Debtor or the Committee whether or not commenced prior to the Effective Date. The Creditor Trustee may pursue or decline to pursue such objections to Claims or Rights of Action. The Creditor Trustee may settle, release, sell, decline to pursue, assign, transfer or compromise such objections to Claims or Rights of Action without Bankruptcy Court approval. The Creditor Trustee shall be under no duty to conduct an investigation into any facts on Claims or Rights of Action.

            6.3 Distributions by Creditor Trustee.  The Reorganized Debtor shall authorize and issue the Unsecured Claim New Common Stock and the Interestholder New Common Stock in accordance with the terms of this Plan. The Transfer Agent shall make distributions of the Unsecured Claim New Common Stock and the
Interestholder New Common Stock on account of Allowed Claims and Interests within five (5) Business Days of receiving notice by the Creditor Trustee. The notice from the Creditor Trustee shall include the creditor's name, Pro Rata share (which shall be calculated by the Transfer Agent using information provided in the Distribution Schedules subject to any adjustment by the Creditor Trustee), whether an objection is pending, ultimate disposition of the creditor's claim, and whether the distribution was claimed or unclaimed (in the case of New Common Stock issued to holders of Allowed Class 3 Claims, the Transfer Agent shall notify the Creditor Trustee as to whether the distribution of stock was claimed or unclaimed within ten (10) business days of such a request by the Creditor Trustee. With the exception of all duties and obligations related to making Distributions of Unsecured Claim New Common Stock and the Interestholder New Common Stock, which is the responsibility of the Transfer Agent, the Creditor Trustee shall effect all Cash Distributions under the Plan and may direct the Transfer Agent with respect to Distributions of Unsecured Claim New Common Stock, and may utilize the assistance of outside parties to effect Distributions under this Plan to the extent he/she deems it to be necessary or desirable to do so. The Distributions and other treatment afforded holders of Claims and Interests under this Plan shall be the only payments received by the holders of Claims and Interests against the Debtor. The Creditor Trustee (a) shall be exculpated from any liability for any errors or omissions made in discharging his/her duties hereunder, including the making of Distributions under this Plan, except for errors or omissions arising from his/her own gross negligence or willful misconduct, and (b) may resign its position on 30 days notice. The Creditor Trustee will select a successor to fulfill his/her responsibilities under the Plan. The Creditor Trustee, if required by the United States Trustee and if practicable, shall be bonded for the funds held in the Escrow Account. Such bond shall be cancelable on 30 days notice to the United States Trustee and all costs and expenses related to the bond shall be reimbursed to the Creditor Trustee.

            6.4 Creditor Trustee Reports. As of the Effective Date, the Creditor Trustee shall be responsible for filing all post-Confirmation reports with the Bankruptcy Court and the United States Trustee, regarding the liquidation or other administration of property subject to his/her ownership or control pursuant to the Plan, Distributions made by him/her, and other matters required to be included in such report and shall pay fees of the United States Trustee under 28 U.S.C. Section 1930(a)(6) as provided herein.

            6.5 The Transfer Agent shall prepare a certificate of distribution (certifying that New Common Stock has been issued and/or distributed on account of allowed claims) and transmit same to the Creditor Trustee within five (5) business days after a distribution has been made by the Transfer Agent. The certification will also provide sufficient detail such that the Creditor Trustee will be able to determine how much New Common Stock is available for Distribution to holders of Allowed Class 3 Claims. Within ninety-one (91) days following a Distribution of New Common Stock, the Transfer Agent shall notify the Creditor Trustee in writing of any returned distribution or unclaimed distribution of New Common Stock. No later than ten (10) days after the Effective Date, the Transfer Agent shall notify the Creditor Trustee of the numbers of shares available to be distributed to holders of Allowed Class 3 Claims.

            6.6 Employment of Professionals by Creditor Trustee. The Creditor Trustee may employ, without further order of the Bankruptcy Court, professionals and/or consultants (including Professional Persons, notwithstanding such Professional Person's prior engagement) to assist him/her in carrying out his/her duties hereunder and may compensate and reimburse the expenses of those professionals and consultants without further order of the Bankruptcy Court.

            6.7 Compensation to Creditor Trustee. The Creditor Trustee shall be compensated as set forth in the Creditor Trustee Agreement and shall not be required to file a fee application to receive compensation. Subject to the provisions of the Creditor Trustee Agreement, the Creditor Trustee shall be entitled to hire and engage such professionals and/or consultants as the Creditor Trustee deems necessary to assist in carrying out the duties of the Creditor Trustee with the reasonable fees and expenses of such professionals and/or consultants to be paid from the Available Cash in the Escrow Account. Pursuant to the terms of this Plan and the Creditor Trustee Agreement, the Creditor Trustee may pay from the Escrow Account all reasonable fees and expenses incurred in connection with the duties and actions of the Creditor Trustee, including, but not limited to, fees and expenses to pay insurance, any bond, taxes and other expenses arising in the ordinary course of the business maintaining, liquidating, disposing of and the distribution of the Available Cash compensation to the Creditor Trustee. The Creditor Trustee may pay all such reasonable fees and expenses without Bankruptcy Court approval. Any disputes concerning the administration of the Escrow Account or implementation of the distribution of Available Cash as provided in this Plan may be brought before the Bankruptcy Court for resolution.

            6.8 Upon entry of the final decree in this Case and as otherwise provided in the Creditor Trust Agreement, the Creditor Trust shall be terminated and dissolved without further action by the Creditor Trustee. In connection with the Available Cash; the Initial Investment; the Retained Assets; and any other Cash, any and all rights, claims, defenses, causes of action, objections or Rights of Action, any attorney-client or similar privilege, work-product privilege, or other communications (written or oral) transferred to the Creditor Trust shall vest with the Creditor Trustee and its representatives.

            6.9 The Creditor Trust shall be established for the sole purpose of liquidating and distributing assets, in accordance with Treasury Regulation
Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

            6.10 For federal income tax purposes, all parties including, without limitation, the Debtor, the Reorganized Debtor, the Creditor Trustee and the holders of Allowed Class 3 Claims who are beneficiaries of the Creditor Trust, shall treat the transfer of assets to the Creditor Trust, in accordance with the terms of this Plan and the Creditor Trust Agreement, as a transfer to the holders of Allowed Class 3 Claims in full satisfaction of such Claims, followed by a transfer by such holders to the Creditor Trust, and the beneficiaries of the Creditor Trust shall be treated as the grantors and owners thereof.

            6.11 The beneficial interests in the Creditor Trust shall not be certificated and are not transferable (except as otherwise provided in the Creditor Trust Agreement).

                                   Article VII
              Procedures for Resolving and Treating Disputed Claims
              -----------------------------------------------------

            7.1 Establishment of Escrow Accounts. Upon the Effective Date, the Creditor Trustee shall open either a segregated custodial account or an interest-bearing, federally insured deposit account and designate such account as the Escrow Account. Such Escrow Account shall be used solely for deposit of funds on account of the Available Cash, including reserves for Disputed Claims. No other funds shall be deposited into such account, and withdrawals shall be made therefrom only in accordance with the Plan, the Confirmation Order and any Final Order resolving a Disputed Claim.

            7.2 Reserve for Disputed Claims. When any Distribution is to be made to holders of Claims entitled to a Distribution of Available Cash or New Common Stock, the Creditor Trustee or the Transfer Agent, at the direction of the Creditor Trustee, shall hold, to the extent applicable, reserves for Disputed Claims. The amount of Cash and/or New Common Stock withheld shall be (a) an amount the Creditor Trustee, any objecting party and the holder of the Disputed Claim agree should be withheld, (b) if no such agreement is reached, the amount that would have been distributed on the basis of the amount claimed by the holder in its proof of claim or deemed filed in the Case if such proof of claim or interest asserts a fixed liquidated sum, (c) if neither clause (a) or (b) applies, the amount that would have been distributed on the basis of the amount shown in the Schedules if such amount is a fixed, liquidated sum and no proof of claim is filed or (d) in the case of a contingent or unliquidated claim, the amount estimated by the Bankruptcy Court upon a motion brought on not less than five days notice (which may be submitted on presentment) to the affected parties and an opportunity for a hearing under Bankruptcy Rule 9014-1(b). The Transfer Agent shall create a direct registration position in the name of the Creditor Trustee on behalf of the shares held for the Disputed Claims.

            7.3 Distributions on Disputed Claims. No Distributions shall be made on account of a Disputed Claim. As soon as practicable after a Disputed Claim becomes an

Allowed Claim, the Creditor Trustee shall adjust the Distribution Schedules and make the Distributions on such Allowed Claim from the appropriate Escrow Account or direct that the Transfer Agent issue New Common Stock. Any funds in the Escrow Account maintained by the Creditor Trustee or New Common Stock attributable to such Disputed Claim to the extent not Allowed shall be returned to the Escrow Account or shall be distributed by the Transfer Agent on account of Allowed Claims until such New Common Stock is fully issued.

                                  Article VIII
                               Executory Contracts
                               -------------------

            8.1 Assumption/Rejection of Executory Contracts. Pursuant to Section 365 of the Bankruptcy Code, all Executory Contracts that (a) have not been assumed and assigned by the Debtor, (b) have not been rejected by the Debtor, or
(c) are not currently the subject of a motion to assume such Executory Contract, shall be deemed rejected as of the Confirmation Date.

            8.2 Filing of Claims Under Rejected Contracts. Each entity who is a party to any Executory Contract rejected pursuant to this Article VIII shall be entitled to file with the Bankruptcy Court, no later than thirty (30) days following the Confirmation Date, a proof of claim for damages, if any, alleged to arise from the rejection of such Executory Contract. A copy of the proof of claim must also be delivered to the Creditor Trustee. The failure of such entity to file or deliver to the Creditor Trustee a proof of claim within the period prescribed shall forever bar such entity from asserting any Claim for damages arising from the rejection of such Executory Contract. The filing of any such proof of Claim shall be without prejudice to any and all rights the Creditor Trustee may have to object to the allowance thereof.

                                   Article IX
                            Discharge and Injunction
                            ------------------------

            9.1 Discharge From Debts Arising Prior to Confirmation. As of the Confirmation Date, the Reorganized Debtor shall be discharged from any debt that arose prior to the Confirmation Date, or any debt of a kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not:

                  a) a proof of Claim based on such debt is filed or deemed filed under Sections 501 or 1111(a) of the Bankruptcy Code,

                  b)    such  Claim  is  allowed   under   Section  502  of  the
                        Bankruptcy Code, or

                  c)    the holder of such Claim has accepted the Plan.

            9.2 Injunction Against Interference With the Plan. All entities who are bound by this Plan, including entities with Claims or Interests not listed on the Schedules, or listed on the Schedules as disputed, unliquidated or contingent, which did not file proofs of claim by the Bar Date, are hereby enjoined and prevented from commencing or continuing any judicial or administrative proceeding or employing any process to interfere with the consummation or implementation of this Plan, or the Distributions of Available Cash and/or New Common Stock to be made hereunder, including commencing or continuing any judicial or administrative proceeding or employing any process against the Debtor, the Reorganized Debtor, the Plan Sponsor or the Creditor Trustee.

            9.3 Revesting Of Property. Except as otherwise provided in the Confirmation Order, confirmation of the Plan vests in the Creditor Trust all Assets; property of the Estate; Available Cash; the Initial Investment; the Retained Assets; and any other Cash, free and clear of all Claims, subject to the Distributions to be made by the Creditor Trustee in accordance with the provisions of the Plan.

            9.4 Exculpation. The Debtor, the Committee, the Authorized Officer, the Creditor Trustee, the Plan Sponsor and the Professional Persons retained by them shall be exculpated from any liability to any person or entity for any act or omission taken in good faith in connection with or related to the negotiation, formulation, preparation and confirmation of the Plan, the consummation and administration of the Plan, the Disclosure Statement, the Case, or the property distributed under the Plan. This exculpation does not affect any liability resulting from fraud, gross negligence or willful misconduct.

            9.5 Successor Liability. Upon entry of the Confirmation Order, there shall be no successor liability for claims against the Debtor. No holder of any claim, lien or debt, whether secured, priority tax, non-priority unsecured claim or any interest against such entities will have any rights or claims that survive confirmation. In addition, any and all claims against Debtor shall be subject to the Plan and the Injunction and Release provisions set forth herein. Accordingly, holders of claims against Debtor including without limitation state and federal taxing authorities, shall be permanently enjoined as of the Effective Date from proceeding against the Debtor, its stockholders, officers, directors, responsible parties or any company into which the Debtor is merged or which merges into the Debtor on or after the Effective Date of the Plan.

                                    Article X
                            Miscellaneous Provisions
                            ------------------------

            10.1 Entire Agreement. The Plan, including any exhibits to the Plan, sets forth the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes all prior discussions and documents. No party shall be bound by any terms, conditions, definitions, warrants, understandings or representations with respect to the Plan other than as are expressly provided for herein. Should any provision in the Plan be determined to be unenforceable by a Bankruptcy Court of competent jurisdiction, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of the Plan. The duties, rights and obligations of any person or entity named or referred to in the Plan shall be binding upon, inure to the benefit of and shall be the responsibility of, the successors and assigns of such person or entity.

            10.2 Satisfaction of Claims and Interests. Upon confirmation of the Plan, the Debtor, the Reorganized Debtor and the Estate shall be conclusively determined to have no liability to the holder of a Claim or Interest except to the extent expressly provided for in the Plan. This provision shall not be construed as a release of any claims any creditor may have against a third party on account of its Claim.

            10.3 Headings. The headings of the Articles, paragraphs and sections of the Plan are inserted for convenience only and shall not affect the interpretation hereof. The Plan, including any exhibits and other attachments hereto, shall constitute the entire Plan, subject to amendment or modification solely as provided herein. Article I of the Plan is and shall be regarded as an integral, substantive and operative part of the Plan.

            10.4 Notice. Any notice described in or required by the terms of the Plan shall be deemed to have been properly given (a) if mailed, five (5) days after the date of mailing, (b) if sent via facsimile, on the date of the transmission confirmation, (c) if sent by overnight mail carrier service, on the date of receipt, or (d) if sent by electronic mail, on the date sent, to:

                 The Debtor
                 c/o its Attorneys,
                 Halperin Battaglia Raicht, LLP
                 555 Madison Avenue, 9th Floor
                 New York, New York 10022
                 Telephone:  (212) 765-9100
                 Facsimile:  (212) 765-0964
                 Attn: Alan D. Halperin, Esq. (ahalperin@halperinlaw.net)
                       Robert D. Raicht, Esq. (rraicht@halperinlaw.net)

                 Authorized Officer
                 c/o Halperin Battaglia Raicht, LLP
                 555 Madison Avenue, 9th Floor
                 New York, New York 10022
                 Telephone:  (212) 765-9100
                 Facsimile:  (212) 765-0964
                 Attn: Alan D. Halperin, Esq. (ahalperin@halperinlaw.net)
                       Robert D. Raicht, Esq. (rraicht@halperinlaw.net)

                 The Official Committee of Unsecured Creditors
                 c/o its Attorneys
                 Arent Fox LLP
                 1675 Broadway
                 New York, NY 10019
                 Telephone: (212) 484-3900
                 Facsimile: (212) 484-3990
                 Attn: Schuyler G. Carroll, Esq. (carroll.schuyler@arentfox.com)
                       Andrew I. Silfen, Esq. (silfen.andrew@arentfox.com)

                 The Creditor Trustee
                 c/o its Attorneys
                 Arent Fox LLP
                 1675 Broadway
                 New York, NY 10019
                 Telephone: (212) 484-3900
                 Facsimile: (212) 484-3990
                 Attn: Schuyler G. Carroll, Esq. (carroll.schuyler@arentfox.com)
                       Andrew I. Silfen, Esq. (silfen.andrew@arentfox.com)

                 The Plan Sponsor
                 Trinad Capital Master Fund, Ltd.
                 2121 Avenue of the Stars, Suite 1650
                 Los Angeles, CA 90067
                 Attn: Jay Wolf (jwolf@trinadcapital.com)
                       Charles Bentz (cbentz@trinadcapial.com)

or to such other address as the recipient may give written notice in accordance with the provisions of this section of the Plan.

            10.5 Revocation. The Debtor and the Committee reserve the right to revoke and withdraw the Plan at any time prior to the Confirmation Date. If the Plan is revoked or withdrawn, it shall be deemed null and void, and in such event, nothing contained herein shall be deemed to constitute a waiver or release of any claim by or against the Estate or any other entity, or to prejudice in any manner, the rights of the Estate or any entity in any further proceeding involving the Debtor and/or the Estate.

            10.6 Substitution of Plan Sponsor. At any time prior to the Effective Date, the Debtor and the Committee reserve the right to substitute the Plan Sponsor with another person or entity offering to purchase the New Common Stock under the Plan on such terms and conditions as may be agreed to between the Estate and such person or entity, including terms and conditions that are not the same, or as economically favorable to the Estate, as those are being offered by the Plan Sponsor. In the event any substitute to the Plan Sponsor does not enable the Estate to provide a Distribution to existing shareholders, the Debtor and/or the Committee may seek to invoke the cram-down provision of
Section 1129(b) of the Bankruptcy Code.

            10.7 Substantial Consummation. The Plan will be deemed substantially consummated, as such term is used in Section 1101(2) of the Bankruptcy Code upon the commencement of Distributions to the holders of a Class of Claims under the Plan.

            10.8 Cramdown. If any impaired Class fails to accept the Plan in accordance with Section 1129(a) of the Bankruptcy Code, the Debtor and/or the Committee reserve the right to request the Bankruptcy Court to confirm the Plan in accordance with the provisions of Section 1129(b) of the Bankruptcy Code.

            10.9 Reservation of Rights; No Admission. In the event that the Plan is not confirmed or that the Effective Date does not occur, the rights of all parties in interest in the Case shall be reserved in full and nothing contained herein or in the Disclosure Statement shall be deemed an admission.

            10.10 Authorizations. The Debtor and the Committee are authorized, empowered and directed to execute such documents and take any and all other action as may be necessary or required in order to effectuate the terms of the Plan.

            10.11 Transaction on Business Days. If the Effective Date or any other date on which a transaction or Distribution may occur hereunder shall fall on a day that is not a Business Day, the transaction or Distribution shall instead take place on the next Business Day.

            10.12 Surrender of Notes. On or before the Effective Date, all entities holding Secured Claim will cancel and surrender all promissory notes issued by the Debtor to the extent they have not already done so and shall execute releases and termination of any financing statements relating to any and all security interests in the Assets of the Estate consistent with the provisions of the Plan.

                                   Article XI
                            Retention of Jurisdiction
                            -------------------------

            The Bankruptcy Court shall retain jurisdiction of this proceeding under the provisions of the Bankruptcy Code, including, without limitation,
Section 1142(b) thereof and of the Bankruptcy Rules to ensure that the intent and the purpose of the Plan is carried out and given effect. Without limitation by reason of specification, the Bankruptcy Court shall retain jurisdiction for the following purposes:

            a) To issue such orders in aid of confirmation, consummation and execution of this Plan;

            b) To consider any modification of the Plan pursuant to Sections 105(a) and 1127 of the Bankruptcy Code and/or any modification of the Plan after substantial consummation thereof,

            c)    To hear and to determine:

               i) all controversies, matters, suits and disputes, if any, as may arise in connection with, or affecting, the interpretation, implementation, consummation, execution, administration or enforcement of the Plan and any of its own orders,

              ii) all controversies, matters, suits and disputes, if any, as may arise between or among the holders of any Class of Claim or Interests and the Estate,

             iii) all objections to Claims or Interests;

              iv) all causes of action,  including  Rights of Action,  which may exist on behalf of the Estate,

               v) applications  for allowance of compensation  and objections to
                  Claim or Interests, which have been timely asserted in accordance with orders of this Bankruptcy Court, and

              vi) any and all  applications,  adversary  proceedings,  contested matters and litigated matters pending on the Effective Date, and

             vii) any other matters not inconsistent with the Bankruptcy Code.

Dated: New York, New York
       January 14, 2008

                                        OCEAN POWER CORPORATION
                                        Debtor and Debtor-in-Possession

                                        By: /s/ J. Michael Hopper
                                            --------------------------------
                                                 J. Michael Hopper,
                                                 Authorized Officer

Dated: New York, New York
       January 14, 2008

                                        OFFICIAL COMMITTEE OF UNSECURED
                                        CREDITORS OF OCEAN POWER CORPORATION

                                        By: /s/ Arthur Rosenberg
                                            --------------------------------
                                                 Arthur Rosenberg,
                                                 Its Chairman

TRINAD CAPITAL MASTER FUND, LTD.

(as and for its  agreement to fund
the Initial Investment only subject
to the terms of a letter agreement,
dated as of October 13, 2006, only)

By: /s/ Charles Bentz
    ------------------------------------
        Name: Charles Benz
        Title: CFO Trinad Management
               on behalf of Trinad Capital Master Fund, LTD.